SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                October 31, 2000
                                (Date of report)


                              GLOBUS WIRELESS LTD.
             (Exact Name of Registrant as Specified in its Charter)

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
NEVADA                              0-25614                           88-0228274
(State of Incorporation)   (Commission File Number)               (IRS Employer ID)
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           1955 Moss Court, Kelowna, British Columbia, Canada V1Y 9L3
                    (Address of principle executive offices)


                                  250-860-3130
              (Registrant's telephone number, including area code)





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ITEM 2.  Acquisition or Disposition of Assets.

     On October 31, 2000, Globus Wireless Ltd., a Nevada corporation ("Globus"), and Victor Abuharoon and Randolph Ryan Aquino (together, the "Vendors"), executed a Share Purchase Agreement that is effective September 1, 2000. Pursuant to the Share Purchase Agreement and subject to the terms and conditions set forth therein, Globus acquired 100% of all of the issued and outstanding shares in the capital of Edge Continental Inc., a corporation incorporated under the laws of Ontario, for Cdn.$1,000,000 and 300,000 shares of restricted common stock of Globus. In addition, the shares issued have an eleven-month bleed-out provision. The Cdn.$1,000,000 purchase price will be paid in 4 equal installments, the first Cdn.$250,000 payment was made on October 31, 2000 and will be followed by similar payments on January 1, 2000, March 31, 2001, and June 30, 2001.

     The foregoing description of the terms of the transaction is qualified in its entirety by reference to the Share Purchase Agreement. A copy of the Share Purchase Agreement is filed as Exhibit 2.1 and is incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Pro Forma         To be filed.

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Exhibit 2.1       Share Purchase Agreement dated as of October 31, 2000, effective as of September 1, 2000, among Globus Wireless
                  Ltd., and Victor Abuharoon and Randolph Ryan Aquino.
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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                            GLOBUS WIRELESS INC.



                                                        /s/ Nicholas G. Wizinsky
                                                        By: Nicholas G. Wizinsky
                                                        Chief Operations Officer

Dated:   November 13, 2000